Exhibit 5.1

June 16, 2014

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549	VIA ELECTRONIC TRANSMISSION

Re:       Nuzee, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Nuzee, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

The Registration Statement relates to the resale by the selling stockholders named in the Registration Statement of up to 18,366,873 shares of its common stock, par value $0.00001 per share (the “Shares”).

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion.  It is our opinion that the Shares of common stock to be sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

The forgoing opinion is based upon the Securities Act of 1933 as amended (the "Act") and Nevada laws, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement.  In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                                        Regards,

                                                                        SYNERGEN LAW GROUP

                                                                        /s/ Karen Batcher

                                                                        Karen A. Batcher, Esq.

                                                                        kbatcher@synergenlaw.com

819 Anchorage Place, Suite 28                                                                                                                        Tel.  619.475.7882

Chula Vista,  CA  91914                                                                                              Fax.  866.352.4342